EXHIBIT 99

                      PRESS RELEASE DATED FEBRUARY 26, 1999

SALISBURY BANCORP, INC. ANNOUNCES YEAR END EARNINGS

Lakeville, Connecticut, February 26, 1999/PRNewswire. Salisbury Bancorp, Inc. (AMEX:SAL) (the "Company") the holding company for Salisbury Bank and Trust Company (the "Bank") reported fourth quarter earnings of $635,000 and net earnings of $2,413,000 or $1.53 per diluted share for the year ended December 31, 1998. This compares to fourth quarter earnings of $563,000 and net earnings of $2,190,000 or $1.40 per diluted share for the year ended December 31, 1997.

Salisbury Bancorp, Inc. became the bank holding company for Salisbury Bank and Trust Company and began trading on the American Stock Exchange on August 24, 1998. The Bank is a community bank operating full service banking offices in Lakeville, Salisbury and Sharon, Connecticut. It has served the communities of Northwestern Connecticut and proxmiate communities in New York and Massachusetts for approximately 150 years.

During the reorganization each share of Bank stock was exchanged for six shares of common stock of the Company. Therefore, all prior period per share data has been restated to reflect the 6-1 conversion. The Company also initiated a stock repurchase program during the year to acquire up to approximately 10% of the outstanding stock of the Company. According to John F. Perotti, President and CEO, the repurchase generally will be reflected through open market purchases although he did not rule out the possibility of unsolicited negotiated transactions or other types of repurchases.

The Company's total assets increased to $217,223,000 at year end December 31, 1998 compared to $183,433,000 at year end December 31, 1997. This increase is primarily from an increase in borrowings from the Federal Home Loan Bank of Boston. These borrowings are the results of an interest rate risk strategy designed to prevent loss of income primarily in a falling rate environment and a strategy directed at providing the Company with competitive fixed rate mortgage products. Although the additional borrowings resulted in increased interest expense, the investment of these funds in loans and securities produced an increase in net interest income of $558,000 to $7,476,000 at December 31, 1998 compared to $6,918,000 at year end 1997. This is an increase of 8.10%. Noninterest income for 1998 increased 18.44%, primarily the result of continued growth in the Trust Department and an increase in MasterMoney debit card and VISA credit card transactions. Total noninterest expenses totaled $5,346,000 at year end 1998 compared to $4,766,000 for the same period in 1997. This increase was impacted by one time holding company formation costs of $150,000 and one time OREO disposition costs amounting to approximately $235,000. Excluding these one time expenses, other noninterest expenses increased approximately 4.76% when comparing 1998 to 1997. This reflects managements continuing efforts to control operating expenses. Shareholders equity increased to $21,650,000 at December 31, 1998. This represents an increase of 5.4% over year ending 1997 total equity of $20,483,000. The Company's risk-based capital ratios at year end 1998 were 20.73% for tier 1 capital and 22% for total capital. These ratios substantially exceed regulatory minimums for bank holding companies. Overall book value of common stock was $13.91 at December 31, 1998 as compared to $13.06 at December 31, 1997 and dividends for 1998 totaled $.60 per share compared to 1997 dividends of $.52 per share, an increase of 15%. This represents a payout ratio of 39.2%



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

                                    SALISBURY BANCORP, INC. AND SUBSIDIARY
                                         CONSOLIDATED BALANCE SHEETS
                                          DECEMBER 31, 1998 AND 1997


ASSETS                                                                               1998            1997
                                                                                ------------     ------------
Cash and due from banks ...................................................     $  5,525,258     $  7,180,643
Interest bearing demand deposits with other banks .........................          469,816          166,947
Federal funds sold ........................................................        6,200,000        4,325,000
                                                                                ------------     ------------
     Cash and cash equivalents ............................................       12,195,074       11,672,590
Investments in available-for-sale securities (at fair value) ..............       78,655,408       47,511,291
Investments in held-to-maturity securities (fair value of $573,075 as of
   December 31, 1998 and $1,790,362 as of December 31, 1997) ..............          579,078        1,771,723
Federal Home Loan Bank stock, at cost .....................................        2,056,000          833,300
Loans, net ................................................................      119,142,785      116,691,065
Other real estate owned ...................................................          180,000          205,000
Premises and equipment ....................................................        2,399,607        2,707,458
Accrued interest receivable ...............................................        1,383,349        1,299,186
Other assets ..............................................................          631,565          741,207
                                                                                ------------     ------------
     Total assets .........................................................     $217,222,866     $183,432,820
                                                                                ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Demand deposits ...........................................................     $ 27,434,614     $ 26,497,015
Savings and NOW deposits ..................................................       64,885,607       67,445,595
Time deposits .............................................................       60,830,923       62,230,844
                                                                                ------------     ------------
     Total deposits .......................................................      153,151,144      156,173,454
Federal Home Loan Bank advances ...........................................       41,119,806        5,496,975
Other liabilities .........................................................        1,301,809        1,279,281
                                                                                ------------     ------------
     Total liabilities ....................................................      195,572,759      162,949,710
                                                                                ------------     ------------
Stockholders' equity:
Common stock, par value $.10 per share in 1998 and $3.33 per share in
    1997; authorized 3,000,000 shares in 1998 and 500,000 shares in 1997;
    issued and outstanding, 1,556,286 shares in 1998 and 261,398 shares
    in 1997................................................................          155,629          870,451
Paid-in capital ...........................................................        4,882,027        4,543,265
Retained earnings .........................................................       16,255,216       14,772,805
Accumulated other comprehensive income ....................................          357,235          296,589
                                                                                ------------     ------------
     Total stockholders' equity ...........................................       21,650,107       20,483,110
                                                                                ------------     ------------
     Total liabilities and stockholders' equity ...........................     $217,222,866     $183,432,820
                                                                                ============     ============

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

                                        SALISBURY BANCORP, INC. AND SUBSIDIARY
                                           CONSOLIDATED STATEMENTS OF INCOME
                                     Years Ended December 31, 1998, 1997 and 1996


                                                                              1998            1997             1996
                                                                          -----------     -----------     -----------
Interest and dividend income:
Interest and fees on loans ..........................................     $ 9,479,885     $ 9,459,235     $ 9,347,382
Interest and dividends on securities:
  Taxable ...........................................................       2,971,296       2,413,960       2,012,107
  Tax-exempt ........................................................         400,206         288,599         174,822
  Dividends on equity securities ....................................          60,636          55,225          51,179
Other interest ......................................................         449,329         407,263         488,825
                                                                          -----------     -----------     -----------
     Total interest and dividend income .............................      13,361,352      12,624,282      12,074,315
                                                                          -----------     -----------     -----------
Interest expense:
   Interest on deposits .............................................       5,124,335       5,364,746       5,336,829
   Interest on Federal Home Loan Bank advances ......................         760,841         341,811         180,964
                                                                          -----------     -----------     -----------
     Total interest expense .........................................       5,885,176       5,706,557       5,517,793
                                                                          -----------     -----------     -----------
   Net interest and dividend income .................................       7,476,176       6,917,725       6,556,522
Provision for loan losses ...........................................         120,000          50,000         275,000
                                                                          -----------     -----------     -----------
   Net interest and dividend income after provision for
   loan losses ......................................................       7,356,176       6,867,725       6,281,522
                                                                          -----------     -----------     -----------
Other income:
   Trust department income ..........................................       1,031,255         934,163         751,951
   Service charges on deposit accounts ..............................         347,188         251,733         277,714
   Securities gains, net ............................................                           4,372          11,676
   Other income .....................................................         387,217         300,544         390,924
                                                                          -----------     -----------     -----------
     Total other income .............................................       1,765,660       1,490,812       1,432,265
                                                                          -----------     -----------     -----------

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

                                        SALISBURY BANCORP, INC. AND SUBSIDIARY
                                           CONSOLIDATED STATEMENTS OF INCOME
                                     Years Ended December 31, 1998, 1997 and 1996
                                                     (continued)


                                                                              1998            1997             1996
                                                                          -----------     -----------     -----------
Other expense:
   Salaries and employee benefits ...................................       2,631,604       2,399,275       2,375,438
   Occupancy expense ................................................         242,099         206,432         227,483
   Equipment expense ................................................         427,935         367,160         268,386
   Data processing ..................................................         251,175         257,301         307,933
   Insurance ........................................................          95,503          87,289          72,242
   Provision for loss on other real estate owned ....................                                          97,563
   Other real estate owned writedowns ...............................          65,000
   Net cost (profit) of operation of other real estate owned.........         (52,196)         12,231           6,633
   Printing and stationery ..........................................         137,889         137,698         170,824
   Legal expense ....................................................         173,279         141,303          75,954
   Other expense ....................................................       1,373,901       1,157,467         944,815
                                                                          -----------     -----------     -----------
     Total other expense ............................................       5,346,189       4,766,156       4,547,271
                                                                          -----------     -----------     -----------
     Income before income taxes .....................................       3,775,647       3,592,381       3,166,516
Income taxes ........................................................       1,363,075       1,402,000       1,052,152
                                                                          -----------     -----------     -----------
   Net income .......................................................     $ 2,412,572     $ 2,190,381     $ 2,114,364
                                                                          ===========     ===========     ===========

Earnings per common share ...........................................     $      1.54     $      1.41     $      1.35
                                                                          ===========     ===========     ===========

Earnings per common share
   assuming dilution ................................................     $      1.53     $      1.40     $      1.35
                                                                          ===========     ===========     ===========

The Directors of Salisbury Bancorp, Inc. also announced today that a $.12 per share quarterly cash dividend for the first quarter of 1999 was declared at their February 24, 1999 meeting.

The quarterly cash dividend will be paid on April 30, 1999 to shareholders of record as of March 31, 1999. This compares to an $.11 per share dividend that was paid for the first quarter of 1998.

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